Exhibit 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of Sunset Suits Holdings, Inc.. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of Sunset Suits Holdings, Inc. for the nine months ended September 30, 2010.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Sunset Suits Holdings, Inc. as of September 30, 2010.

This Certification is executed as of November 17, 2010.

By: /s/ Miroslaw Kranik
Name: Miroslaw Kranik
Title: Chief Executive Officer and Acting Chief Financial Officer
(Principal Executive, Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Sunset Suits Holdings, Inc. and will be retained by Sunset Suits Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.